Exhibit (J) under form N-1A
                                                Exhibit 23 under Item 601/Reg SK

                  Consent of Ernst & Young LLP, Independent Auditors


     We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Auditors" in each Statement of Additional Information and to the use of our reports dated August 31, 2001, on Federated Short Term US Government Trust and Money Market Management (two of the portfolios constituting the Money Market Obligations Trust) in the Post-Effective Amendment Number 53 to the Registration Statement (Form N-1A No. 33-31602) of the Money Market Obligations Trust.



                                                       /s/ ERNST & YOUNG
                                                       ERNST & YOUNG LLP



Boston, Massachusetts
September 10, 2001